ARTICLES OF INCORPORATION

                                       OF

                          CLEAR CAPITAL HOLDINGS, INC.


                  The undersigned person over the age of eighteen (18) years, acting as incorporator of a corporation under the Utah Revised Business Corporation Act, adopts the following Articles of Incorporation for such corporation:


                                    ARTICLE I
                                      NAME

                  The name of this corporation (the "Corporation") is:

                          Clear Capital Holdings, Inc.


                                   ARTICLE II
                               PURPOSES AND POWERS

                  The Corporation is organized to be engaged in the business of real estate development and investment and all other classes and kinds of products and services connected in any way therewith in general, and to engage in any and all lawful acts, activities, and/or pursuits for which corporations may presently or hereafter be organized under the Utah Revised Business Corporation Act.

                  The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 16-10a-302 of the Utah Code Annotated (1953), as amended and supplemented (the "Code"). The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.


                                   ARTICLE III
                                AUTHORIZED SHARES

                  Authorized Shares. The total number of shares which the Corporation shall be authorized to issue is 350,000,000 shares of capital stock, such total number of shares consisting of 300,000,000 shares of Common Stock, having a par value of $.001 per share, and 50,000,000 shares of Preferred Stock, having a par value of $.001 per share. All of the shares of the Corporation's capital stock shall be non-assessable.


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                  Preferred Stock. The Preferred Stock may be issued by the
Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, as stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (a "Director's Resolution"). The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but shall not be limited to, determination of the following:

        1. The distinctive serial designation and number of shares comprising each such series;

        2. The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative priority, if any, of payment of dividends on shares of that series over shares of any other series;

        3. Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the
                property  or   rights,   including   securities   of  any  other
                corporation, payable in case of redemption;

        4. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

        5. The rights, if any, to which the holders of the shares of that series shall be entitled in the event of voluntary involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

        6. Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class of the capital stock of the Corporation or any other series of Preferred Stock of the Corporation or the securities of any other entity and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which or



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                the events upon which they shall be convertible  or exchangeable or at whose option they shall be convertible or exchangeable,and the method, if any, of adjusting the rates of conversion or
                exchange  in  the  event of  a  stock  split,   stock  dividend,
                combination of shares or similar event;

        7. Whether the issuance of any additional shares of such series shall be subject to restrictions, or whether any shares of any other series shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

        8. Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of these Articles of Incorporation, voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class; and

        9. Any other preferences, privileges and powers, and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation and as shall now or hereafter be permitted by the Utah Revised Business Corporation Act, as amended.

                  Common Stock. Except as otherwise required by law or these Articles of Incorporation or as otherwise provided with respect to the relative rights of shares of Preferred Stock in any Director's Resolution, all shares of Common Stock shall be identical and the holders of shares of Common Stock shall possess voting power and each share of Common Stock shall have one (1) vote.


                  Relative Ranking of Common Stock. The Common Stock is junior to the Preferred Stock and is subject to all of the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein set forth and as may be stated in any Director's Resolution."


                                   ARTICLE IV
                           REGISTERED OFFICE AND AGENT

                  The address of the initial registered office of the Corporation is 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, and the name of its initial registered agent at such address is Wayne D. Swan.


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                                    ARTICLE V
                             LIMITATION ON LIABILITY

                  Within the meaning of and in accordance with Section 16-10a-841 of the Code:

                  (1) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this
Article V.

                  (2) The limitation of liability contemplated in this Article V shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of Section 16-10a-842 of the Code, or (d) an intentional violation of criminal law.

                  (3) Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  (4) Without limitation, this Article V shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Code, as the same exists or may hereafter be amended, as well as any applicable interpretation of Utah law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

                                   ARTICLE VI
                                  INCORPORATOR

                  The name and address of the incorporator is as follows:


         Name                                     Address

         Kevin R. Pinegar                         111 East Broadway, Suite 900
                                                  Salt Lake City, Utah  84111

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                   IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, hereby executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 2nd day of May, 2001.


                                                /s/ Kevin R. Pinegar
                                             -----------------------------------
                                                Kevin R. Pinegar





                       ACKNOWLEDGMENT OF REGISTERED AGENT

                  The undersigned, Kevin R. Pinegar, hereby acknowledges that he has been named as registered agent of Clear Capital Holdings, Inc., a Utah corporation to be formed pursuant to the Articles of Incorporation to which this Acknowledgment is attached, and hereby agrees to act as registered agent of said corporation.

                                                /s/ Kevin R. Pinegar
                                               ---------------------------------
                                                 Kevin R. Pinegar